KUTAK ROCK LLP
                                    Ste 2100
                          Peachtree Center South Tower
                           225 Peachtree Street, N.E.
                             Atlanta, GA 30303-1731

                                August 08, 2000

Rainwire Partners, Inc.
Suite 350
4940 Peachtree Industrial Boulevard
Norcross, GA  30071

Gentlemen:

     We have acted as counsel to Rainwire Partners, Inc. (the "Company") in connection with the filing of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering the offering of up to 509,214 shares of the Company's common stock, no par value (the "Common Stock"), that may be issued pursuant to the shares of Common Stock that may be issued pursuant to the Consulting Agreements dated as of July 18, 2000 (collectively, the "Shares"). In connection therewith, we have examined such corporate records, certificates of public officials and other documents and records as we have considered necessary or proper for the purpose of this opinion.

     This opinion is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia.

     Based on the foregoing, and having regard to the legal considerations which we deem relevant, we are of the opinion that the Shares covered by the Registration Statement, which may be issued pursuant to the above-described Consulting Agreements will, when issued, be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                                          Very truly yours,




                                                          /s/ Kutak Rock LLP
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                                                          Kutak Rock, LLP